Prospectus Supplement (Sales Report) No. 12 dated January 7, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 367108

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367108	$2,000	$2,000	12.84%	1.00%	January 5, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 367108. Member loan 367108 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Fox Interactive Media	Debt-to-income ratio:	11.97%
Length of employment:	3 years 7 months	Location:	Santa Monica, CA

Home town:	Boonton
Current & past employers:	Fox Interactive Media, Agency.com, John Wiley & Sons, Kaplan, ABM Industries, Avenue A | Razorfish
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Just want to consolidate some of my credit cards into one loan. I haven't been late with a single credit card payment or loan in the last 5 years; I have a good solid job; and I'm single.

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	56
Revolving Credit Balance:	$11,260.00	Public Records On File:	1
Revolving Line Utilization:	69.90%	Months Since Last Record:	74
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 367376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
367376	$8,000	$8,000	12.21%	1.00%	December 31, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 367376. Member loan 367376 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Ruthrauff-Sauer LLC	Debt-to-income ratio:	21.87%
Length of employment:	8 years	Location:	CREIGHTON, PA

Home town:	Tarentum
Current & past employers:	Ruthrauff-Sauer LLC, Shipley Plumbing LLC
Education:	Community College of Allegheny County

This borrower member posted the following loan description, which has not been verified:

I have a couple credit cards that have variable rates. I would like to aquire a loan with a fixed rate that would allow me to pay the debt off without incurring extra fees each month.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	77
Revolving Credit Balance:	$6,569.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 368435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368435	$7,500	$7,500	13.47%	1.00%	December 31, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368435. Member loan 368435 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	St Mary's Women and children Center	Debt-to-income ratio:	21.30%
Length of employment:	5 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	St Mary's Women and children Center, City Of Boston
Education:

This borrower member posted the following loan description, which has not been verified:

Loan is need to pay outstanding bills. I am looking to pay off my bills so that I can have one lump bill every month instead of a lot of little ones to help myself get ahead and maybe one day buy a home for me and my children.

A credit bureau reported the following information about this borrower member on December 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,629.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 368765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368765	$5,000	$5,000	9.63%	1.00%	January 7, 2009	January 8, 2012	January 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368765. Member loan 368765 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	foxfield trans	Debt-to-income ratio:	14.02%
Length of employment:	8 years	Location:	n.easton, MA

Home town:	boston
Current & past employers:	foxfield trans, quirk ford
Education:	sequoia auto training

This borrower member posted the following loan description, which has not been verified:

lap top, night courses, books,pay off high interest best buy card. Thank You All.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,011.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 368924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368924	$13,000	$13,000	12.53%	1.00%	December 31, 2008	December 31, 2011	December 31, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 368924. Member loan 368924 was requested on December 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Centro Civico	Debt-to-income ratio:	14.38%
Length of employment:	10 years	Location:	Rochester, NY

Home town:
Current & past employers:	Centro Civico, SUNY Research Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Wiped out cash reserves and used part of credit card to install two new furnaces and make home repairs. Would rather pay people over time than credit card companies. Would also roll over existing Lending Club loan into this loan for one payment.

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,109.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Also, why did you have to install two new furnaces.	Faitmaker Asked > Also, why did you have to install two new furnaces. --Sent at: Dec 19 2008 12:47:35 PST The section above is all that listed for your question. The also leaves me to believe that you had a preceding question that I can't answer because it wasn't listed so that I could see it and respond. Why two furnaces? Simple - I have a duplex and my tenant is on section 8 and I had an upcoming inspection. My original plan was to simply replace her furnace and then I remembered that when I replaced her water heater the previous year they (Section 8) made me replace my water heater also - therefore, two furnaces.
Poor editing on my part. I had a question about the amount of loan to debt balance and then I remembered that you said you were going to pay off another lending club loan. Thanks for the answer.	OK

Member Payment Dependent Notes Series 369164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369164	$5,000	$5,000	12.53%	1.00%	December 31, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369164. Member loan 369164 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Tolliver Group	Debt-to-income ratio:	15.21%
Length of employment:	1 month	Location:	Palm Bay, FL

Home town:	Georgetown
Current & past employers:	Tolliver Group, AT&T Government Solutions, Raytheon Systems
Education:	Strayer University at Washington, DC, Villanova University

This borrower member posted the following loan description, which has not been verified:

We have about 7,000 in savings and need another 5,000 to cover the costs. Everything else should be covered by insurance.

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	24
Revolving Credit Balance:	$1,015.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this elective or medically necessary?	The insurance company says it is elective, the doctors say it is best option.
what kind of procedure does the medical cost include?	My email is: ckboone@gmail.com. If you want more detail. I do not wish to publish this information in a publicly accessible site.

Member Payment Dependent Notes Series 369207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369207	$7,000	$7,000	9.32%	1.00%	December 31, 2008	January 1, 2012	January 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369207. Member loan 369207 was requested on December 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Pizza Hut	Debt-to-income ratio:	12.82%
Length of employment:	3 years 9 months	Location:	Brooklyn Park, MN

Home town:	Minneapolis
Current & past employers:	Pizza Hut, Hennepin County Family Court
Education:	Anoka Ramsey Community College

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $5,000 so I can finance the rest of my upcoming sailplane purchase. I have saved up $6,500 in my bank account over the last six to seven months. I need roughly $5,000 more in order to purchase my first ever sailplane. A sailplane is a small engine-less aircraft that relies solely on convection (moving air) in the atmosphere to stay aloft. It is truly a wonderful sport. Gliders can travel hundreds of miles, fly at speeds over 150 mph, and climb thousands of feet into the sky. This is my dream, and one of my biggest ambitions to do well in life. I am financing the rest now so I can fly right away in the spring when the season starts. This will allow me to save a lot of money because I won't need to rent a glider, which costs $60 per hour. I am always on time with my payments. My credit scores are 764, 760, and 773 (Equifax, TransUnion, and Experian respectively). I am 24 years old and I have no monthly housing or rent payment as I am living with my parents until I am finished with college. The Sailplane I will be buying is in very nice condition. It is an Aviastroitel AC4a fiberglass composite glider. Thank you for your consideration, Kevin Pater

A credit bureau reported the following information about this borrower member on December 18, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,944.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
at what unversity do you study?	I just finished my Associate in Arts Degree at Anoka-Ramsey Community College. I am looking at a couple of different schools now, one of which I will be transferring to, and starting at in the fall.

Member Payment Dependent Notes Series 369291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369291	$8,000	$8,000	12.21%	1.00%	December 31, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369291. Member loan 369291 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Crossbow Technologies	Debt-to-income ratio:	14.58%
Length of employment:	7 years 9 months	Location:	Santa Clara, CA

Home town:	Cocoa Beach
Current & past employers:	Crossbow Technologies, Crossbow Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate all of my short-term debt at one, reasonable interest rate, so that I may get it all paid off more quickly. Two of my credit cards are at 24% APR. This loan will lower my monthly outgo and allow me to quit paying the credit companies so much interest. All THREE credit scores are at or above 700...long, excellent credit history. NO LATES, NO DELINQUENTS, ETC. Make more than $75,000 per year. Homeowner for the past 10+ years at the same residence. I am and will be an excellent borrower!

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,692.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369309	$10,000	$10,000	9.32%	1.00%	December 31, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369309. Member loan 369309 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	SGT	Debt-to-income ratio:	11.02%
Length of employment:	1 year 6 months	Location:	greenbelt, MD

Home town:	Fresh meadows
Current & past employers:	SGT, SGT/NASA
Education:	SUNY at Stonybrook

This borrower member posted the following loan description, which has not been verified:

This loan is to offset a high APR rate from a personal loan

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,710.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369320	$13,000	$13,000	11.26%	1.00%	December 31, 2008	January 2, 2012	January 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369320. Member loan 369320 was requested on December 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Fire Design Specialties	Debt-to-income ratio:	14.05%
Length of employment:	9 years 1 month	Location:	Clovis, CA

Home town:	Flint
Current & past employers:	Fire Design Specialties, Safeguard Fire Protection
Education:	The University of Texas at El Paso

This borrower member posted the following loan description, which has not been verified:

I am the owner of Fire Design Specialties in Clovis, CA. I have been in business since Nov. 1999 as a sole proprietor. I work in my home designing fire sprinkler systems in CAD for fire sprinkler contractors around the country. I have no employees. I've been doing this line of work since I was in high school (1985). The requested loan amount represents ~15% of my average annual income for the last 2 years. I can provide my last 2 tax returns upon request. Work has slowed more than usual for this time of year, so I need a "bridge" loan to get me to the work I have coming in January. My income is our only source of $$.

A credit bureau reported the following information about this borrower member on December 19, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,551.00	Public Records On File:	1
Revolving Line Utilization:	43.80%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
When do you think work load and business in general will get back to normal or previous levels?	Thanks for your question. I have several projects due to start in mid January, with accounts receivables beginning late January. I have 7 (a high number in my line of work) active customers in Georgia, Washington state, & California. The projects are mostly schools and hospitals, which are very profitable for me due to their time-consuming nature. I charge either an hourly fee ($50 per) or negotiate a set contract price based on the estimated number of sprinkler heads. If changes are made to the building, which happens frequently, I charge extra. I have had these customers anywhere from 2 years to over 9 years. I used to be an employee for two of them. This upcoming work will keep me busy until at least the fall. Between now and then, I would bet that many more projects will come up. Thanks for considering me as a good investment! Incidentally, I break out in hives at the thought of missing a payment on anything, including my kids allowance. ;-)
What is the Name of your buisness and how do you advertise for gaining customers?	Fire Design Specialties. Most of my customers have been gained through word-of-mouth and as a previous employee. I have done mass mailings before as well as advertising in trade publications. I am also a sales rep for the fire sprinkler design software I use (AutoSprink), so I make contacts through that as well. I earn a commission for sales and get paid to do training, although I don't rely on this as income because of its inconsistency. I am currently in the middle of mailing a brochure and business cards to every fire sprinkler contractor in the US. I'm considering doing that in Mexico, Canada and anywhere else that AutoSprink is used because I have many years experience designing in metric units. A website is also in the works. Thanks for your question.
What is the explanation for the public record?	BK due to overwhelming medical bills in 2000. Perfect credit since then.

Member Payment Dependent Notes Series 369400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369400	$5,000	$5,000	18.21%	1.00%	December 31, 2008	January 3, 2012	January 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369400. Member loan 369400 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Godwin Landscape	Debt-to-income ratio:	11.39%
Length of employment:	1 year	Location:	BIRMINGHAM, AL

Home town:	decatur
Current & past employers:	Godwin Landscape, lbvd
Education:	auburn

This borrower member posted the following loan description, which has not been verified:

$5000 Loan to consolidate debt.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
According to your profile, you currently have zero debt. Can you please expand the reason for this loan.	I have recently separated from my wife and need extra money for legal fees for divorce and to make ends meet.

Member Payment Dependent Notes Series 369405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369405	$7,000	$7,000	8.00%	1.00%	January 5, 2009	January 7, 2012	January 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369405. Member loan 369405 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,250 / month
Current employer:	Dept of Navy-Naval Air Systems Command	Debt-to-income ratio:	5.10%
Length of employment:	28 years 9 months	Location:	Solomons, MD

Home town:	Philadelphia
Current & past employers:	Dept of Navy-Naval Air Systems Command
Education:	University of Maryland-University College, Defense Acquisition University

This borrower member posted the following loan description, which has not been verified:

Pay off revolving credit

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,923.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369406	$3,000	$3,000	9.32%	1.00%	December 31, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369406. Member loan 369406 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,071 / month
Current employer:	St. John Health	Debt-to-income ratio:	18.01%
Length of employment:	4 months	Location:	WIXOM, MI

Home town:	South Lyon
Current & past employers:	St. John Health, Darden Restaurants
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

I would like to increase my cash availability mainly to potentially be used for emergencies. While my income to expese flow is solvent and I have some spare cash, I would like to protect myself against uncertainty and am willing to take a small loan out for it.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,851.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what kind of emergencies do you forsee?	Thanks for the question! I don't forsee anything catastrophic, but I would like to be prepared. Ultimately, I am paying down my revolving balance at the tune of 150-250 a month and am giving priority to eliminating high interest debt. With this loan, I could pay for an unexpected car repair bill and not resort to using credit cards anymore. It is quite possible that I won't use this loan for anything but I wanted to request it and get through this process ahead of time instead of trying later if I had a problem. I hope that answers your question.

Member Payment Dependent Notes Series 369434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369434	$5,000	$5,000	14.11%	1.00%	January 5, 2009	January 3, 2012	January 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369434. Member loan 369434 was requested on December 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Prince George County Public Schools	Debt-to-income ratio:	12.11%
Length of employment:	6 months	Location:	COLLEGE PARK, MD

Home town:	Denver
Current & past employers:	Prince George County Public Schools, Washington Executive Services, Shugoll Research
Education:	Howard University, Colorado State University (CSU)

This borrower member posted the following loan description, which has not been verified:

I am requesting the loan so that I may pay off credit card debt, much of which I acquired while financing the first part an alternative teaching certification program, which was unpaid. I'd say that the other largest portion of my debt came during school (books, plane tickets home) and other things long forgotten. What I'm looking to do now is pay my debt down/off, and start fresh with the tools and knowledge to make my ultimate goal of financial security a reality.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,523.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It says that your last delinquency was 19 months ago, how much were you delinquent and for what kind of account?	I do not remember. More than likely it was on a credit card bill that got misplaced and forgotten about.

Member Payment Dependent Notes Series 369514

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369514	$11,000	$11,000	9.32%	1.00%	January 5, 2009	January 4, 2012	January 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369514. Member loan 369514 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	County of Westchester	Debt-to-income ratio:	6.43%
Length of employment:	7 years 11 months	Location:	Yonkers, NY

Home town:	Hawthorne
Current & past employers:	County of Westchester
Education:	William Paterson University of New Jersey

This borrower member posted the following loan description, which has not been verified:

I am looking to borrow $11,000 to consolidate my outstanding debt and have 1 lower monthly payment with a lesser interest rate. Thank you.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,264.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	I do not depend on credit cards to live or cover most unexpected expenses.
You have $7300 in revolving credit. Why do you need to borrow $11,000?	I have an open personal loan from Bank of America with an outstanding balance of approximately $5500 at an interest rate of 14.99%. This consolidation loan I seek will enable to zero out this credit line along with my credit card balance with a much better interest rate. I also intend to close out this Bank of America line once the remaining balance is paid. I hope this satisfies your question.
Your credit history states that you have $7,264.00 of revolving credit. However, you are seeking $11,000.00 to consolidate these lines. This is an additional $3,736.00. Please explain the potential discrepancy. Please also include your monthly expense plan - specifically, the current balances and monthly payment you have for each credit line that you intend to pay off.	The revolving credit is with Bank of America and carries an interest rate of 14.99% so have no desire to tap into the remaining credit available to me. With this loan I will be able to pay off the outstanding balance with Bank of America and my outstanding credit card balance. I intend to close the Bank of America line once it is paid. Currently between the 2, I pay about $600/month.

Member Payment Dependent Notes Series 369529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369529	$8,500	$8,500	12.84%	1.00%	January 5, 2009	January 4, 2012	January 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369529. Member loan 369529 was requested on December 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Symantec Corporation	Debt-to-income ratio:	10.62%
Length of employment:	1 year 6 months	Location:	North Las Vegas, NV

Home town:
Current & past employers:	Symantec Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Combine 2 credit cards into lower interest payment.

A credit bureau reported the following information about this borrower member on December 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	80
Revolving Credit Balance:	$12,417.00	Public Records On File:	0
Revolving Line Utilization:	77.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369555	$14,000	$14,000	12.84%	1.00%	December 31, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369555. Member loan 369555 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Brookline Bank	Debt-to-income ratio:	15.53%
Length of employment:	6 months	Location:	SOMERVILLE, MA

Home town:	Ipswich
Current & past employers:	Brookline Bank, Self Employed (Kellerman Real Estate Inc.)
Education:	University of Maryland-College Park, Lee Institute (Real Estate Broker MA)

This borrower member posted the following loan description, which has not been verified:

Hello, I am in the process of consolidating my remaining credit card debt. I have a Bank of America card that currently has a balance of $5300 and they are charging 29.99% interest. I want to pay that off at a lower rate as well as consolidate my two American Express cards (roughly $8000) so all three of these are at a reasonable payment and interest rate. I have never been late on any bill and am looking forward to getting this debt back to a reasonable rate to pay it off. Thanks for your consideration!!!

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,208.00	Public Records On File:	0
Revolving Line Utilization:	78.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369617	$5,000	$5,000	11.89%	1.00%	January 5, 2009	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369617. Member loan 369617 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Best Buy	Debt-to-income ratio:	5.47%
Length of employment:	5 months	Location:	St. Louis Park, MN

Home town:	Edina
Current & past employers:	Best Buy, The Excelsior Group
Education:	University of Wisconsin-Madison

This borrower member posted the following loan description, which has not been verified:

I am hoping to get an engagement ring for my girlfriend of almost two years!

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	24
Revolving Credit Balance:	$452.00	Public Records On File:	0
Revolving Line Utilization:	12.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369654

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369654	$7,000	$7,000	17.26%	1.00%	January 2, 2009	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369654. Member loan 369654 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	NLJ Enterprises, LLC	Debt-to-income ratio:	12.26%
Length of employment:	1 year 8 months	Location:	Rochester, MN

Home town:	Aitkin
Current & past employers:	NLJ Enterprises, LLC, Carlson International, Graves Hospitality
Education:	Saint Johns University

This borrower member posted the following loan description, which has not been verified:

Based in Rochester, MN, home of the Mayo Clinic, we are in the process of opening a new All-American cafe, chocolate shop and bakery to serve the local community's need for this more personalized, served with a smile way of doing business. We have opened a test location for the chocolate product at the local mall where we bought time ahead but due to a slow holiday season we are falling short of goal and need an influx of around $4,000 to $5,000 to carry us through till February and the start of construction and acceptance of our SBA loan after the beginning of 2009. The product has gained much praise thus far and there is a great local excitement for the official announcement of the cafe. This loan will be used to pay off the remainder of the rent through February that is due by years end and to purchase a small amount of Valentines Day themed product. Our current inventory is paid for in full so our only current obligation is the remaining rent. Thank you for looking at our investment opportunity and I look forward to your offer.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	63
Revolving Credit Balance:	$26,726.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the Delinquencies 5 years ago listed on your account? Basically looking for the what/why and how you will avoid a situation like that in the future.	Good Morning alexisnaomi, The delinquencies 5 years ago were due to missing some credit payments to pay my housing after a roommate left. I have now been in my own place not relying on any other housing payments but our own so we don't have the chance that we will lose someone else helping us make our payments. I hope this clarifies your question. If you have any further please let me know. Best Regards and Happy Holidays, Nicholas.

Member Payment Dependent Notes Series 369673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369673	$15,000	$15,000	12.84%	1.00%	December 31, 2008	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369673. Member loan 369673 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,208 / month
Current employer:	PCAOB	Debt-to-income ratio:	20.69%
Length of employment:	6 years	Location:	Redwood City, CA

Home town:	Tel Aviv
Current & past employers:	PCAOB, KPMG, LLP.
Education:	Tel Aviv University

This borrower member posted the following loan description, which has not been verified:

The purpose of this fund is to raise some capital for a business investment that we recently purchased. This assets acquisition (of Colour Room Salon) was an all cash transaction for a total amount of $110,000, which was fully paid by us by December 10th, 2008. We acknowledge that the business doesn?t have the sufficient required history to apply for a business loan, and as such would like to apply for a personal loan, which is secured personally by our day jobs? salaries of approximately $300,000 a year.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,844.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369683	$1,200	$1,200	11.58%	1.00%	January 1, 2009	January 5, 2012	January 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369683. Member loan 369683 was requested on December 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	County of Santa Barbara	Debt-to-income ratio:	24.37%
Length of employment:	3 years 4 months	Location:	Solvang, CA

Home town:	scranton
Current & past employers:	County of Santa Barbara
Education:

This borrower member posted the following loan description, which has not been verified:

My husband and I both work to pay for rent and bills (including a student loan) and to support our 3 children. Our cars are getting older and need repairs and new tires. We have been putting off these repairs but cannot put them off any longer. I would like to borrow just a bit of money to help cover these expenses. It would be greatly appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,723.00	Public Records On File:	1
Revolving Line Utilization:	76.90%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 369701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369701	$10,000	$10,000	12.53%	1.00%	December 31, 2008	January 6, 2012	January 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369701. Member loan 369701 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	15.39%
Length of employment:	13 years 5 months	Location:	Orlando, FL

Home town:	Hammond
Current & past employers:	Lockheed Martin Corp.
Education:	University of Notre Dame

This borrower member posted the following loan description, which has not been verified:

I am attempting to consolidate credit card debt to a loan with more attractive terms than what credit card banks are offering.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$141,532.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369713	$8,600	$8,600	11.26%	1.00%	December 31, 2008	January 6, 2012	January 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369713. Member loan 369713 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Elmhurst Community School Dist. #205	Debt-to-income ratio:	2.88%
Length of employment:	18 years	Location:	Rockford, IL

Home town:	Elmhurst
Current & past employers:	Elmhurst Community School Dist. #205
Education:	Elmhurst College

This borrower member posted the following loan description, which has not been verified:

My husband took out loans with predatory lenders. When I discovered the loans we changed the way we live and have slowly been rebuilding our financial lives. The last remaining loan is with Beneficial and has a APR of 28.9%. Although we are making the minimum payments the balance is not going down. We have committed ourselves to living within our means and my credit score, which is in the 700's reflects this commitment but to truely get out from under we need to refinance this last remaining loan.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	53
Revolving Credit Balance:	$1,076.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 369725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369725	$15,000	$15,000	13.79%	1.00%	December 31, 2008	January 7, 2012	January 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369725. Member loan 369725 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,834 / month
Current employer:	IBM	Debt-to-income ratio:	9.98%
Length of employment:	17 years 7 months	Location:	newtown, CT

Home town:	Somerville
Current & past employers:	IBM, The Travelers Companies Inc.
Education:	Rochester Institute of Technology (RIT), The Wharton School, University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Bought a new house in Georgia, selling our house in Connecticut. What we owe is more than buyout offer we are getting as part of relocation package. This loan will enable us to close/sell on old house.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	61
Revolving Credit Balance:	$13,739.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 369735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369735	$9,000	$9,000	8.00%	1.00%	January 6, 2009	January 6, 2012	January 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369735. Member loan 369735 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	inova technology	Debt-to-income ratio:	23.90%
Length of employment:	5 years 4 months	Location:	hollywood, FL

Home town:
Current & past employers:	inova technology
Education:

This borrower member posted the following loan description, which has not been verified:

short tem loan for credit card payment

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	69
Revolving Credit Balance:	$212,878.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the revolving balance listed here accurate? And is that all credit card debt?	No that is a Home equity line.
You currently show up as having 212,878.00 in revolving credit balance, care to detail a bit what is in it ?	No that is a Home equity line.

Member Payment Dependent Notes Series 369785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369785	$4,800	$4,800	14.11%	1.00%	January 5, 2009	January 8, 2012	January 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369785. Member loan 369785 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	10.64%
Length of employment:	2 years 3 months	Location:	KELLER, TX

Home town:	Monroe
Current & past employers:	Fidelity Investments, United States Air Force
Education:	University of Maryland-Asian Division, Touro University International

This borrower member posted the following loan description, which has not been verified:

Rebuilding the patio area in the back of my home.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	59
Revolving Credit Balance:	$17,965.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369809	$15,000	$15,000	15.37%	1.00%	January 5, 2009	January 6, 2012	January 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369809. Member loan 369809 was requested on December 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	World Walker USA, Inc.	Debt-to-income ratio:	5.84%
Length of employment:	3 years 8 months	Location:	Brooklyn, NY

Home town:	Tokyo
Current & past employers:	World Walker USA, Inc., World Walker USA, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I'm am seeking big help to consolidate my high interest credit card debt. My debt on credit cards added up due to starting own company (travel & tourism). To support my income I'm also working as a real estate agent in New York. I'm very hard worker, work 6-7 days a week. Honest and trying to build new career for my future. I make $3,500+/mo. and expenses are... 1. Rent $1,200 2. Utilities $ 60 3. Phone & Internet $200 4. Transportation $80 5. Food etc. $800 =================== Total: $2,340 Any leftover is going to credit card payment, trying to pay off as much as and as early as I can. If I can build better credit I'll have a opportunity to receive line of credit for my business and I do need to start doing it now. Any help will be appreciated. Thank you.

A credit bureau reported the following information about this borrower member on December 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,800.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369835	$11,000	$11,000	12.21%	1.00%	January 5, 2009	January 7, 2012	January 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369835. Member loan 369835 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,080 / month
Current employer:	RJ Reynolds Tobacco Company	Debt-to-income ratio:	14.97%
Length of employment:	1 year 5 months	Location:	Altoona, PA

Home town:	Altoona
Current & past employers:	RJ Reynolds Tobacco Company, Enterprise rent-a-car
Education:	Penn State University

This borrower member posted the following loan description, which has not been verified:

Want to get a better rate on my personal loan

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,961.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	1. Yes, I use an excel spreadsheet to track my spending as well as my budget. 2. Yes, I have a after tax savings account I place $50.00 a month in. I have been doing this for 3 years and have not touched it.

Member Payment Dependent Notes Series 369880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369880	$14,000	$14,000	11.89%	1.00%	January 6, 2009	January 7, 2012	January 7, 2013	$2,300

                This series of Notes was issued upon closing and funding of member loan 369880. Member loan 369880 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,020 / month
Current employer:	ARCADIS	Debt-to-income ratio:	10.33%
Length of employment:	4 years	Location:	San Diego, CA

Home town:
Current & past employers:	ARCADIS
Education:	SUNY Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my car loan and remove the lienholder from the title. This will give me an opportunity to sell my car privately with the clear title in hand.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,149.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you currently carry full coverage insurance on the car and are you planning on carrying full coverage once the lienholder has been removed from the title?	yes, I currently have full coverage on the car. I will keep carrying full coverage until I sell the car. Thanks

Member Payment Dependent Notes Series 369882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369882	$14,000	$14,000	11.58%	1.00%	January 7, 2009	January 7, 2012	January 7, 2013	$2,600

                This series of Notes was issued upon closing and funding of member loan 369882. Member loan 369882 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Savvy Media	Debt-to-income ratio:	13.99%
Length of employment:	3 months	Location:	Silver Spring, MD

Home town:	Cebu
Current & past employers:	Savvy Media, Clear Channel Communications
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I plan to use the $14,000 loan to pay my 12 month lease in full in order to receive a 47% discount from the property owner. This is a 2 bedroom/ 2 bath condo rental in Columbia Heights, Washington DC near 13th St and Harvard St Northwest. The normal monthly rent is $2,200/ month for a 12 month lease. The property owner is running a special where if a tenant is willing to pay $14,000 in cash up front, the tenant shall receive a 12 month lease for 47% of the normal rent $2,200 x 12 months = $26,400. The property owners are paying for water & sewage and HOA fees. I would be responsible for electricity, cable, internet and parking. I plan to rent the other bedroom for $1350 per month for a 6 month lease and $1250 per month for a 12 month lease. I would require a one month security deposit from 2nd tenant. Additional information on property can be emailed to prospective lenders as well as contact info for the property owners. I would need to close on the property in the next 6-8 days to secure condo rental from other prospective tenants.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,535.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
will you take the 3 year term or are you going to pay this off within the year?	I can pay off the loan within the year. Will that be a problem?
What is your affiliation with Clear Channel?	I use to work at Clear Channel as an Account Executive.
So are you buying the condo or are you prepaying the lease for 12 mos?	I am prepaying 14k to the condo owner for a 12 month lease. As a result, I will receive a 47% discount by paying the 14K option as opposed to $2,200 per month rent.
Why is the owner of the condo eager to give such a drastic discount in rent?	They got burned by previous tenants. They are motivated by receiving cash upfront. I have asked the owner to provide copies of the property deed and copies of his mortgage statements just to make sure everything was okay.

Member Payment Dependent Notes Series 369883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369883	$15,000	$15,000	9.63%	1.00%	January 6, 2009	January 7, 2012	January 7, 2013	$600

                This series of Notes was issued upon closing and funding of member loan 369883. Member loan 369883 was requested on December 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	CHGE	Debt-to-income ratio:	8.44%
Length of employment:	20 years 6 months	Location:	Highland, NY

Home town:
Current & past employers:	CHGE, Prudential Financial
Education:	Polytechnic University

This borrower member posted the following loan description, which has not been verified:

I don't really need the money. But I'm checking out this site and wanted to see how it works. I have never defaulted on any loan. I run a successful business. Extra capital can always be put to good use.

A credit bureau reported the following information about this borrower member on December 24, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,128.00	Public Records On File:	0
Revolving Line Utilization:	31.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Could you describe a little bit about the business you are in and how this extra capital would be used? Thank you	I am a personal consultant. I call it "life coach". I help people stay motivated and keep them focused on reaching their goals. The "extra capital" will be reinvested at a higher rate of return. I think that's about all I can legally say, without turning this into an infomercial for my business.
Does your business have a web site?	I had one but closed it down a few months ago because I came up with some brand new ideas and wanted to completely redesign the website. Still working on it. If you want to get on my mailing list right now I am sending out a free monthly newsletter. Just send me a note at Versatek@aol.com THANKS!

Member Payment Dependent Notes Series 369896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369896	$5,000	$5,000	13.47%	1.00%	January 6, 2009	January 9, 2012	January 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369896. Member loan 369896 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$1,000 / month
Current employer:	Little Caesar	Debt-to-income ratio:	9.90%
Length of employment:	1 month	Location:	Sacramento, CA

Home town:	Sacramento
Current & past employers:	Little Caesar, Advanced Cardiac Care
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I need the loan to pay of one credit card and buy some furniture

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,905.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 369898

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369898	$10,000	$10,000	9.32%	1.00%	January 6, 2009	January 8, 2012	January 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369898. Member loan 369898 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Intuition	Debt-to-income ratio:	3.83%
Length of employment:	1 year 6 months	Location:	New York, NY

Home town:	Indianapolis
Current & past employers:	Intuition, Ernst & Young, Lockheed Martin Corp.
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Doesn't take credit and offers the best price I could possibly get. Thanks! Dave

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,961.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
you make 8G's a month and still rent?	I live in New York City. The real estate market is a different world up here.
Are you going to have the ring independently appraised before purchasing?	The wholesaler is a friend of a friend, so there is a certain level of trust there.

Member Payment Dependent Notes Series 369909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369909	$8,000	$8,000	10.95%	1.00%	January 7, 2009	January 8, 2012	January 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369909. Member loan 369909 was requested on December 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Walgreen	Debt-to-income ratio:	7.68%
Length of employment:	3 years 11 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Walgreen, San Francisco County
Education:	San Francisco State University, University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I and my husband will get married on June 09. We need get a loan for the wedding expense. My credit is VERY GOOD and I working on Goverment and Walgreen, so I had a very stable job. I will make it payment on time.

A credit bureau reported the following information about this borrower member on December 25, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,161.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369965	$7,300	$7,300	8.00%	1.00%	January 7, 2009	January 9, 2012	January 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369965. Member loan 369965 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,467 / month
Current employer:	M & I Bank	Debt-to-income ratio:	11.08%
Length of employment:	1 year 11 months	Location:	Tampa, FL

Home town:	Union
Current & past employers:	M & I Bank, SunTrust Bank
Education:	Hillsborough Community College

This borrower member posted the following loan description, which has not been verified:

Pay off Unsecured Loan of $3800.00 and Credit card of $3000.00 and pay off credit card of $500.00

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,381.00	Public Records On File:	0
Revolving Line Utilization:	14.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 369968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369968	$4,000	$4,000	15.05%	1.00%	January 1, 2009	January 9, 2012	January 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369968. Member loan 369968 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,708 / month
Current employer:	ShearsAdkins Architects	Debt-to-income ratio:	12.70%
Length of employment:	2 years 5 months	Location:	Denver, CO

Home town:	Minneapolis
Current & past employers:	ShearsAdkins Architects
Education:	Boston Architectural Center

This borrower member posted the following loan description, which has not been verified:

Pay off credit cards that have raised their rates and dropped their limits. These are the only cards I have. I would much rather pay someone a good interest rate then give these credit card companies any more money.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,864.00	Public Records On File:	1
Revolving Line Utilization:	99.10%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370055	$9,600	$9,600	11.26%	1.00%	January 6, 2009	January 9, 2012	January 9, 2013	$3,500

                This series of Notes was issued upon closing and funding of member loan 370055. Member loan 370055 was requested on December 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	U.S. Air Force	Debt-to-income ratio:	18.31%
Length of employment:	16 years 9 months	Location:	Stone Ridge, VA

Home town:
Current & past employers:	U.S. Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate amount requested into fixed installment credit.

A credit bureau reported the following information about this borrower member on December 26, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,660.00	Public Records On File:	0
Revolving Line Utilization:	46.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
2 Questions: (1) Do you have a written monthly expense and savings plan (budget)? (2) Do you have $500 to $1000 emergency fund in a savings account so you don?t have to rely on credit cards to cover unexpected expenses?	Sir or Ma'am, Yes, I do have a plan and this request for a fixed loan is one of my steps to get away from revoloving credit. I am hoping to purchase a home in about a year and would like to transfer this debt to fixed/installment. Also, I do have $2K for unexpected expenses, but wish not to use this for my consolidation at this time...just in case one of those unexpected events happens. Thank you for your interest.

Member Payment Dependent Notes Series 370251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370251	$9,200	$9,200	9.32%	1.00%	January 7, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370251. Member loan 370251 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	Zep, Inc.	Debt-to-income ratio:	8.35%
Length of employment:	1 year 2 months	Location:	COVINGTON, GA

Home town:	San Jose
Current & past employers:	Zep, Inc., Johnson & Johnson, ALZA Corp, US Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

I can afford to part with all of the funds I need to make this land w/house purchase a cash transaction with the exception of the amount requested for this loan. I look forward to owning it outright rather than have mortgage/lien on it. The American Dream! (and I don't want to let this beautiful opportunity pass by) I could withdraw 401k funds, but the penalties and taxes make it much less attractive to do it that way. I work full-time as a Maintenance Engineer at a publicly owned company.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,719.00	Public Records On File:	0
Revolving Line Utilization:	4.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's the price of the land/house.	$24.9k (that's not a typo...it amazes me too)
What shape is the property in? Will you need to make major improvements. Thanks for answering.	I'll have to hang a new door (the one between between the garage and kitchen), install 2 ceiling fans, and buy a refrigerator. That's about it.

Member Payment Dependent Notes Series 370261

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370261	$4,650	$4,650	9.32%	1.00%	January 2, 2009	January 11, 2012	January 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370261. Member loan 370261 was requested on December 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,664 / month
Current employer:	Louisville Metro Government	Debt-to-income ratio:	8.48%
Length of employment:	2 years 10 months	Location:	Louisville, KY

Home town:	Lebanon
Current & past employers:	Louisville Metro Government, University of Louisville
Education:	University of Louisville, Spalding University

This borrower member posted the following loan description, which has not been verified:

I want to refinance a loan that I received from the state of Kentucky for undergraduate educational expenses.

A credit bureau reported the following information about this borrower member on December 28, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16.00	Public Records On File:	0
Revolving Line Utilization:	0.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current monthly payment on your loan from state of Kentucky? Could you breakdown your monthly expenses? Also do you have an emergency fund available?	My current payment is $105 a month. The reason I am refinancing the loan is the state will forgive all the interest if I pay in a lump sum. Plus it cuts my payback time in half from 6 years to 3. My monthly expenses are $300 mo/rent, $70-180/mo in utilities, $50/mo phone, $160 car payment (with one more year of payment in march), and a federal student loan that is $65/month. I have no credit card debt. I have about $1000 in savings.

Member Payment Dependent Notes Series 370565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370565	$4,000	$4,000	10.95%	1.00%	January 7, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370565. Member loan 370565 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	City of Dearborn Heights	Debt-to-income ratio:	22.46%
Length of employment:	7 years 7 months	Location:	Dearborn Heights, MI

Home town:	Trenton
Current & past employers:	City of Dearborn Heights, Blades Lawn Care, Blades Snow Removal
Education:

This borrower member posted the following loan description, which has not been verified:

I have 2 small debts that I would like to consilidate into one monthly payment. I am currently paying an interest rate which I feel is high on one of the balances and any money saved in obtaining a better rate will be used to pay down the principle balance sooner. I am trying to improve my financial situation in the new year because my wife and I are expecting the arrival of our first child late in January of early February!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	36
Revolving Credit Balance:	$24,046.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370694	$1,400	$1,400	9.32%	1.00%	January 5, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370694. Member loan 370694 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$917 / month
Current employer:	WestMark, Realtors	Debt-to-income ratio:	24.98%
Length of employment:	3 months	Location:	Idalou, TX

Home town:	Floydada
Current & past employers:	WestMark, Realtors, Harrigan's Restaurant & Bar
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

I need a loan to help cover my living expenses while I try to make it in the real estate industry as a new agent in Texas. I obtained my license about 6 months ago and have been actively working in the field for about 2-3 months. I am working with several clients and am putting myself into an excellent position for success, but I just need a little more time to get there!

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,010.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370889	$3,000	$3,000	9.32%	1.00%	January 6, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370889. Member loan 370889 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Ranger Construction Inc.	Debt-to-income ratio:	6.60%
Length of employment:	1 year	Location:	Jupiter, FL

Home town:	Burlington
Current & past employers:	Ranger Construction Inc., Winn Dixie
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Consolidate Credit cards at a lower rate

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,979.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370941	$2,500	$2,500	11.58%	1.00%	January 5, 2009	January 12, 2012	January 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370941. Member loan 370941 was requested on December 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,983 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	4.81%
Length of employment:	1 year 7 months	Location:	Berkeley, CA

Home town:	Oakland
Current & past employers:	Kaiser Permanente
Education:	San Diego State University

This borrower member posted the following loan description, which has not been verified:

To be frankly honest, I borrowed $2500 from a dear friend of mine who needs to be repaid as soon as I am able. Given the current national financial crisis my friend needs me to repay him immediately so he, in turn, can satisfy his debt obligations. The opportunity to repay my friend now and, for me, to pay off this loan incrementally over time would be a really welcome event in my life. I hold a well paying professional union job, though I do not have the savings to cover this amount now. I have the ability and credibility to repay this loan. Thank you.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,223.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 370957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370957	$6,000	$6,000	9.63%	1.00%	January 7, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370957. Member loan 370957 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Nordstrom	Debt-to-income ratio:	6.35%
Length of employment:	2 years 6 months	Location:	Kailua, HI

Home town:	Honolulu
Current & past employers:	Nordstrom
Education:	University of Washington at Seattle

This borrower member posted the following loan description, which has not been verified:

Aloha, I am seeking funding to develop and launch an e-commerce site. This initial funding will allow me to test the concept, on a much smaller scale prior to seeking more traditional funding sources. The loan amount is enough to get the site rolling but not that large were I wouldn't be able to pay it off if the idea doesn't work. A little about me personally I hold a business degree from the University of Washington Foster School of Business. I have never had a late payment. Last year I maxed out my 401k and Roth IRA. Overall I would say I'm very disciplined and financially responsible. Thank you for you consideration Please feel free to ask any follow up questions

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,879.00	Public Records On File:	0
Revolving Line Utilization:	32.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe your current job and salary? What is your Plan B if your e-commerce site doesn't work out (i.e. generate any revenue)? Thank you and good luck.	AFern, Thank you for your questions. I'm a department mananager within a department store. Currently I have 2 assistants, manage 10 people, and we produce 3 million in revenue. My base salary is $44,500 in addition I earned $18,500 in commission and bonuses. It is a fact that most start ups never materialize and fail. Obviously I believe I'm going to be the exception. In the event the website never earns money I will still have the ability to repay this loan. In addition I moved back in with my parents last January (living rent / mortgage free) I do not plan to move out until this loan is repaid. If my cash flow were so hindered that I couldn't make payments I would sell some of my stocks. Hope that answers your question.

Member Payment Dependent Notes Series 370963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370963	$3,000	$3,000	9.63%	1.00%	January 6, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370963. Member loan 370963 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,542 / month
Current employer:	Princeton University	Debt-to-income ratio:	14.40%
Length of employment:	4 years 4 months	Location:	Princeton, NJ

Home town:	New Orleans
Current & past employers:	Princeton University, Laboratory for Laser Energetics, Starbucks
Education:	Princeton University, University of Rochester

This borrower member posted the following loan description, which has not been verified:

Loan to buy a 1997 Toyota Corolla

A credit bureau reported the following information about this borrower member on December 13, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	25
Revolving Credit Balance:	$277.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371299	$5,000	$5,000	9.32%	1.00%	January 6, 2009	January 14, 2012	January 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371299. Member loan 371299 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Alcoa Howmet	Debt-to-income ratio:	14.16%
Length of employment:	3 years 4 months	Location:	Parsippany, NJ

Home town:	Wayne
Current & past employers:	Alcoa Howmet
Education:

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to cover combined debt between my fiance and myself. For current debts and expenses in the near future.

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,445.00	Public Records On File:	0
Revolving Line Utilization:	6.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Prospectus Supplement (Sales Report) No. 12 dated January 7, 2009